Exhibit 99.2

Portman Limited
Unaudited Consolidated Financial Statements
As of and for the Year Ended
31 December 2004
(Australian Currency)

UNAUDITED

PORTMAN LIMITED
UNAUDITED STATEMENT OF FINANCIAL PERFORMANCE
FOR THE YEAR ENDED 31 DECEMBER 2004
(Australian Currency)

			Economic	Parent
			Entity	Entity
			2004	2004
	Notes		$’000	$’000

Sales Revenue	2	(a)	195,435	—

Cost of Sales			(111,827)	—

Gross Profit			83,608	—

Other Revenues	2	(a)	3,488	1,416
Shipping and Selling Expenses			(25,686)	—

Marketing Expenses			(993)	—

Administrative Expenses			(8,609)	(1,021)

Borrowing Costs	2	(b)	(89)	—

Other Expenses	2	(b)	(5,763)	10,000

Profit from ordinary activities before income tax			45,956	10,395

Income tax expense relating to ordinary activities	3		(13,203)	(96)

Net Profit	24		32,753	10,299

Basic earnings per share – cents	25		18.87

Diluted earnings per share – cents	25		18.77

The accompanying notes form part of this Unaudited Statement of Financial Performance.

UNAUDITED

PORTMAN LIMITED
UNAUDITED STATEMENT OF FINANCIAL POSITION
AT 31 DECEMBER 2004
(Australian Currency)

		Economic	Parent
		Entity	Entity
		2004	2004
	Notes	$’000	$’000

CURRENT ASSETS
Cash Assets	5	17,753	14,168
Receivables	6	18,918	62
Inventories	7	27,895	—
Other Assets	8	25,175	—

TOTAL CURRENT ASSETS		89,741	14,230

NON CURRENT ASSETS
Receivables	9	1,596	139,728
Inventories	10	18,724	—
Other Financial Assets	11	—	1
Property, Plant and Equipment	12	119,344	—
Deferred Tax Assets	13	2,083	2,083
Other Assets	14	10,580	—

TOTAL NON CURRENT ASSETS		152,327	141,812

TOTAL ASSETS		242,068	156,042

CURRENT LIABILITIES
Payables	15	21,881	74
Interest Bearing Liabilities	16	62	—
Tax Liabilities	17	3,538	3,538
Provisions	18	608	—
Other Liabilities	19	25,174	—

TOTAL CURRENT LIABILITIES		51,263	3,612

NON CURRENT LIABILITIES
Deferred Tax Liabilities	20	11,566	11,566
Provisions	21	2,520	—
Other Liabilities	22	7,692	—

TOTAL NON CURRENT LIABILITIES		21,778	11,566

TOTAL LIABILITIES		73,041	15,178

NET ASSETS		169,027	140,864

EQUITY
Contributed Equity	23	105,681	105,681
Retained Profits	24	63,346	35,183

TOTAL EQUITY		169,027	140,864

The accompanying notes form part of this Unaudited Statement of Financial Position.

UNAUDITED

PORTMAN LIMITED
UNAUDITED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED 31 DECEMBER 2004
(Australian Currency)

			Economic	Parent
			Entity	Entity
			2004	2004
	Notes		$’000	$’000

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers			186,674	—
Payments to suppliers and employees			(169,148)	(966)
Income tax paid			(6,984)	(37)
GST recovered			14,104	—
Interest received			1,894	1,606
Interest and other costs of finance paid			(89)	—

Net Cash Flows From Operating Activities	35	(a)	26,451	603

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of plant and equipment			15	—
Payments for property, plant and equipment			(6,589)	—
Payments for mining ventures and tenements			(31,523)	—
Proceeds from sale of listed investments			1,154	—

Net Cash Flows Used In Investing Activities			(36,943)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from share issues			5,356	5,356
Payment for share buy-back			(5,703)	(5,703)
Repayment of lease liabilities			(716)	—
Loans to controlled entities			—	(62,378)
Repayment of loans by controlled entities			—	48,334
Dividends paid			(14,904)	(14,904)

Net Cash Flows Used In Financing Activities			(15,967)	(29,295)

NET (DECREASE)/INCREASE IN CASH HELD			(26,459)	(28,692)
Cash at the beginning of the year			44,212	42,860

CASH AT THE END OF THE YEAR	5		17,753	14,168

For the purpose of the cash flow statements, cash includes cash on hand, cash at bank and investments in short term money market instruments.

The accompanying notes form part of this Unaudited Statement of Cash Flows.

UNAUDITED

NOTES TO AND FORMING PART
OF THE UNAUDITED FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2004
(All amounts are reflected in Australian currency unless otherwise noted)

NOTE 1:

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial report is a general-purpose financial report, which has been prepared in accordance with the requirements of the Corporations Act 2001 including applicable Accounting Standards. Other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) have also been complied with.

The financial report has been prepared in accordance with the historical cost convention.

(a)	Changes in Accounting Policies

The accounting policies adopted are consistent with those of the previous year. However from 1 January 2004 the method of depreciation of certain production, rail and port assets was changed from a straight line basis over 10 years to a production output basis. The new policy is considered to be more appropriate as it reflects the pattern in which the assets future economic benefits are consumed by the Company. The effect of this change from 1 January 2004 was to increase net profit after tax by $469,000.

(b)	Principles of Consolidation

The Economic Entity’s financial statements include as controlled entities all entities in which Portman Limited has effective control. A listing of these controlled entities is included in Note 11.

Where control of an entity has been acquired during the year, its results are included in the consolidated Statement of Financial Performance from the date on which control commences. Where control of an entity ceases during the year its results are included for that part of the year during which control existed.

The effects of all transactions between entities in the Economic Entity are eliminated in full.

(c)	Mining Ventures and Tenements

Costs carried forward

Costs incurred during exploration, evaluation, development and construction activities related to an area of interest are accumulated. Costs are carried forward provided such costs are expected to be recouped through successful development, or by sale, or where exploration and evaluation activities have

UNAUDITED

not at balance date reached a stage to allow a reasonable assessment regarding the existence of economically recoverable reserves.

Costs carried forward in respect of an area of interest that is abandoned are written off in the year in which the decision to abandon is made.

Rehabilitation costs

Costs of rehabilitation work are provided for and treated as production costs.

Costs are recognised over the life of the mine based on production. The provision is to be applied against all rehabilitation costs including reclamation, infrastructure removal and waste treatment.

These estimates of the restoration obligations are based on anticipated technology and legal requirements and future costs, which have been discounted to their present value. The provision for rehabilitation is reassessed half yearly and annually.

Amortisation

Costs on productive areas are amortised over the life of the area of interest to which such costs relate on a production output basis.

(d)	Depreciation of Property, Plant and Equipment

Depreciation is calculated on the straight line basis or the production output basis so as to write off the costs of the assets over their estimated useful lives. The Company reviews the estimate of useful lives on an annual basis and after major revisions in the underlying reserves of its mine properties.

Major depreciation periods are as follows:

Asset Class	Basis	2004
Plant and equipment	Straight Line	5 – 13 years
Plant and equipment	Production Output	14 years
Motor vehicles, furniture & equipment	Straight Line	3 - 5 years

(e)	Taxes

Income Tax

Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the financial statements and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.

UNAUDITED

Goods and Services Tax (GST)

Revenues, expenses and assets are recognised net of the amount of GST except:

•	where the GST incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the GST is recognised as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

•	receivables and payables are stated with the amount of GST included.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the Statement of Financial Position.

Cash flows are included in the Statement of Cash Flows on a gross basis and the GST component of cash flows arising from investing and financing activities, which is recoverable from, or payable to, the taxation authority are classified as operating cash flows.

Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to, the taxation authority.

(f)	Interests in Joint Venture Operations

The Economic Entity’s share of the assets, liabilities, revenue and expenses of Joint Venture Operations are included in the appropriate items of the Economic Entity’s Statement of Financial Position and Performance. Details of the Economic Entity’s interests are shown in Note 26.

(g)	Inventories

Inventories are physically measured and are valued at the lower of cost and net realisable value. In determining cost, a weighted average basis is used which includes direct mining and associated costs, labour and transportation costs and an appropriate portion of fixed and variable overhead expenditure.

(h)	Foreign Currency Transactions and Balances

Foreign currency transactions during the year are converted to Australian currency at the rates of exchange applicable at the dates of each transaction. Amounts receivable and payable in foreign currencies at year end are converted at the rates of exchange ruling at year end.

Specific Hedges

Hedging is undertaken in order to avoid or minimise possible adverse financial effects of movements in exchange rates. Where sales are specifically hedged, exchange gains or losses on the hedging transaction arising up to the date of sale and costs, premiums and discounts relative to the hedging transaction are deferred and included in measurement of the

UNAUDITED

sale. Unrealised exchange gains and losses at each balance date are deferred and recognised in the Statement of Financial Position.

General Hedges

Where hedging is put in place that does not cover specific future transactions the unrealised exchange gains or losses on the hedging transaction that exist at year end are included in the Statement of Financial Performance.

(i)	Employee Entitlements

Where material, provision is made in the financial statements for benefits accruing to employees in relation to the following matters:

i)	Wages and Salaries and Annual Leave

Liabilities for wages and salaries, annual leave, sick leave and any other employee benefits expected to be settled within twelve months of the reporting date are measured at their nominal amounts based on remuneration rates which are expected to be paid when the liability is settled.

ii)	Long Service Leave

Long service leave is accrued in respect of all employees with more than 5 years service. The result produced by this method of calculation is not materially different from a calculation based on the present value of expected future payments to be made in respect of services provided by all employees up to the year end. The discount rate used is based on the market determined, risk adjusted discount rates.

iii)	Superannuation

Contributions are made by the Economic Entity to the parent entity’s superannuation fund and are charged as expenses when incurred. The Economic Entity has no legal obligation to meet any shortfall in the fund’s obligations to provide benefits to employees on retirement.

(j)	Leases

Finance leases, which effectively transfer to the Economic Entity substantially all the risks and benefits incidental to ownership of the leased items, are capitalised at the present value of the minimum lease payments, disclosed as plant and equipment under lease, and amortised over the period the Economic Entity is expected to benefit from the use of the plant and equipment under lease.

Operating lease payments, where the lessors effectively retain substantially all of the risks and benefits of ownership of the leased items, are included in the determination of the profit from ordinary activities in equal instalments over the lease term.

UNAUDITED

(k)	Investments

Listed shares held for trading are carried at net market value. Changes in net market value are recognised as revenue or expense in the Statement of Financial Performance for the period.

Where listed shares have been revalued, any capital gains tax which may become payable has not been taken into account in determining the revalued carrying amount. Where it is expected that a liability for capital gains tax exists, this amount is recognised in the Statement of Financial Performance for the reporting period.

All other non-current investments are carried at the lower of cost and recoverable amount.

Dividend income is recognised in the Statement of Financial Performance when received.

The principles of consolidation of controlled entities are set out in Note 1(b).

(l)	Acquisition of Assets

The cost method of accounting is used for all acquisitions of assets regardless of whether shares or other assets are acquired. Cost is determined as the fair value of the assets given up at the date of acquisition plus costs incidental to the acquisition.

(m)	Acquisition Costs

The acquisition costs of assets are capitalised and amortised over the periods of their expected benefits.

(n)	Earnings per Share

Basic earnings per share (EPS) is calculated as net profit attributable to members, adjusted to exclude costs of servicing equity (other than dividends) and preference share dividends, divided by the weighted average number of ordinary shares, adjusted for any bonus element.

Diluted EPS is calculated as net profit attributable to members, adjusted for:

•	costs of servicing equity (other than dividends) and preference share dividends;

•	the after tax effect of dividends and interest associated with dilutive potential ordinary shares that have been recognised as expenses; and

•	other non-discretionary changes in revenues or expenses during the period that would result from the dilution of potential ordinary shares;

divided by the weighted average number of ordinary shares and dilutive potential ordinary shares, adjusted for any bonus element.

UNAUDITED

(o)	Non Current Assets

Non current assets are stated at amounts not exceeding their recoverable amount.

Recoverable Amount of Non Current Assets

The recoverable amount of an asset is the net amount expected to be recovered through the net cash inflows arising from its continued use and subsequent disposal.

Where the carrying amount of a non current asset is greater than its recoverable amount the asset is written-down to its recoverable amount. Where net cash inflows are derived from a group of assets working together, the recoverable amount is determined on the basis of the relevant group of assets.

The expected net cash flows included in determining recoverable amounts of non current assets are discounted to their present values using market determined, risk adjusted discount rates.

Potential capital gains tax is not taken into account in determining revaluation amounts unless there is an intention to sell the assets concerned.

(p)	Capitalisation of Interest

Interest is classified as part of the cost of development of mine properties where they relate to funds borrowed specifically for developing those properties.

(q)	Financial Instruments included in Equity

Ordinary share capital is recorded at consideration received. The costs of issuing shares are charged against share capital. Ordinary share capital bears no special terms or conditions affecting income or capital entitlements of the shareholders.

(r)	Financial Instruments included in Liabilities

Loans and bills payable are recognised when issued at the amount of the net proceeds received, with any premium or discount on issue amortised over the period to maturity. Interest is recognised as an expense over the period the loans and bills are outstanding.

(s)	Financial Instruments included in Assets

Trade debtors are initially recorded at the amount of contracted sales proceeds. Sales to foreign customers are either unsecured or under letter of credit arrangements, depending on the quality of customer credit.

UNAUDITED

Insurance claims receivable are brought to account when liability for a claim is acknowledged by the under-writer, at which time amounts receivable from the customer are written off.

Provision for doubtful debts is recognised to the extent that recovery of the outstanding receivable balance is considered less than likely. Any provision established is based on a review of all outstanding amounts at balance date. A specific provision is maintained for identified doubtful debts, and a general provision is maintained in respect of receivables which are doubtful of recovery but which have not been specifically identified.

Foreign currency options and forward exchange contracts are entered into as specific hedges of current receivables and future transactions and are recognised as either an asset or liability in the Statement of Financial Position. The premium or discount and gain or loss is deferred and included in the initial measurement of the anticipated item being hedged. Where it becomes probable that some or all of the hedged transactions will not occur as designated the deferred gains and losses relating to those transactions that are no longer expected to occur as designated are recognised immediately in the Statement of Financial Performance.

Bank deposits, bills of exchange, promissory notes, loans, marketable securities and marketable equity securities are carried at the lower of cost or recoverable amount. Interest revenue is recognised over the period the financial assets are outstanding.

Dividend revenue is recognised when the dividends are received.

Purchases and sales of investments are recognised on the trade date.

(t)	Employee Share Option Ownership Schemes

Certain employees are entitled to participate in share option ownership schemes. Details of these schemes are included in Note 29. There are no amounts required to be included in the financial accounts in relation to these schemes.

(u)	Payables

Liabilities for trade creditors and other amounts are carried at cost which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the Economic Entity.

Payables to related parties are carried at the principal amount. Interest, when charged by the lender, is recognised as an expense on an accrual basis.

Deferred cash settlements are recognised at the present value of the outstanding consideration payable on the acquisition of an asset discounted at prevailing commercial borrowing rates.

UNAUDITED

(v)	Revenue Recognition

Sales revenue and revenue from the sale of assets is recognised when the property in the product or asset has passed to the buyer. Foreign currency revenues are converted to Australian dollars in accordance with the Foreign Currency Transaction and Balances policy described above.

Interest revenue is recognised upon gaining control of the right to receive payment.

(w)	Provisions

Provisions are recognised when the Economic Entity has a legal, equitable or constructive obligation to make a future sacrifice of economic benefits to other entities as a result of past transactions or other past events, it is probable that a future sacrifice of economic benefits will be required and a reliable estimate can be made of the amount of the obligation.

A provision for dividends is not recognised as a liability unless the dividends are declared, determined or publicly recommended on or before the reporting date.

(x)	Deferred Waste

The costs of waste mined from pits in advance of ore are deferred and recognised in the Statement of Financial Position on a unit of ore production basis using medium term schedule projections of recoverable ore reserves and waste stripping for each pit, and having regard to long term projections.

(y)	Comparative Information

Where necessary comparative information has been adjusted to ensure consistent disclosure with the current year.

UNAUDITED

NOTE 2:
PROFIT AND LOSS ITEMS

	Economic	Parent
	Entity	Entity
	2004	2004
	$’000	$’000

(a) Profit from ordinary items after crediting the following revenues:
Sales Revenue
Product Sales	195,435	—

Other Revenue
Interest received from other corporations	1,704	1,416
Management fees	136	—
Proceeds on sale of investments	1,154	—
Proceeds from sale of plant and equipment	15	—
Agency Fee	456	—
Other income	23	—

Total Other Revenue	3,488	1,416

Total Revenue from Ordinary Activities	198,923	1,416

(b) Profit from ordinary items after charging the following expenses:

Borrowing Costs
Interest paid/payable to other corporations	60	—
Finance lease charges	29	—

Interest expense	89	—

Other Expenses
Other Expenses include the following specific items:
Provision for write down of rail receivable	(301)	—
Provision for write down of inventory to net realisable value	4,794	—
Written down value of investments sold	1,247	—
Written down value of plant and equipment sold	17	—

Total specific items	5,757	(10,000)
Other Expenses	6	—

Total Other Expenses	5,763	(10,000)

(c) Other Disclosures
Amortisation and depreciation
Mining ventures and tenements	6,746	—
Plant and equipment	2,616	—
Plant and equipment under finance lease	106	—
Other expense items
Operating lease charges	368	—
Government royalties	11,338	—
Provision for rehabilitation	881	—
Gain/(loss) on sale of property, plant & equipment	(2)	—
Gain/(loss) on sale of investments	(93)	—

UNAUDITED

NOTE 3:
INCOME TAX

The difference between income tax expense provided in the financial statements and the prima facie income tax expense is reconciled as follows:

	Economic	Parent
	Entity	Entity
	2004	2004
	$’000	$’000

Profit from ordinary activities before income tax expense	45,956	10,395
Prima facie tax thereon at 30%	13,787	3,118
Tax effect of permanent and other differences:
Amortisation not deductible	260	—
Research and development uplift deductions	(755)	—
Other permanent differences	(88)	(22)
Benefit from tax losses not previously brought to account	(1)	—
Reversal of provision for diminution on receivable	—	(3,000)

Total income tax expense attributable to profit from ordinary activities	13,203	96

The economic and parent entities have estimated capital tax losses, the benefit of which at 30%, have not been brought to account as follows:

Capital losses	14,571	14,571

The benefit for the capital tax losses will only be obtained if:

(i)	the Economic Entity derives future assessable income of a nature and amount sufficient to enable the benefit from the deductions to be realised;

(ii)	the Economic Entity continues to comply with conditions for deductibility imposed by tax legislation; and

(iii)	no changes in tax legislation adversely affect the Economic Entity in realising the benefit from the deductions for the losses.

Tax Consolidation

Effective 1 January 2004, for the purposes of income taxation, Portman Ltd and its 100% owned subsidiaries formed a tax consolidated group. Members of the group have entered into a tax sharing arrangement in order to allocate income tax expense to the wholly-owned subsidiaries on a notional income tax basis. Amounts owed by the subsidiaries to the head entity are non-interest bearing and are repayable on demand by the head entity. The head entity of the tax consolidated group is Portman Ltd.

There were no material changes to the deferred tax balances as a result of the revised tax legislation.

Portman Ltd has not formally notified the Australian Tax Office of its adoption of the tax consolidation regime, but will do so when it lodges its income tax return for the year ended 31 December 2004.

UNAUDITED

NOTE 4
DIVIDENDS PAID OR PROVIDED FOR ON
ORDINARY SHARES

	Economic Entity	Parent Entity
	2004	2004
	$'000	$'000

(a) Dividends paid during the year
(i) Current year interim
Franked dividends (4.5c per share)	7,876	7,876

(ii)Previous year final
Franked dividends (4c per share)	7,028	7,028

(b)	Dividends Proposed

In the ordinary course of events, the Portman Board would consider the declaration of a final dividend for the year ended 31 December 2004 at its board meeting at the end of February 2005. On the current timetable, the Cleveland-Cliffs Takeover Offer may have closed by that date. If the Offer Period is extended, the Portman Board presently intends to defer any decision in relation to the final dividend until the outcome of the Offer is known.

(c)	Franking credit balance

The amount of franking credits available for the subsequent financial year are:

- franking account balance as at the end of the financial year at 30%	1,440
- franking credits that will arise from the payment of income tax payable as at the end of the financial year	2,370

3,810

The Economic Entity’s franking year extends for twelve months after its financial year.

NOTE 5:
CASH ASSETS (CURRENT)

Cash at bank or on hand	3,855	270
Investments in short term money market instruments	13,898	13,898

	17,753	14,168

Investments in short term money market instruments are bearing fixed interest rates of 5.65%.

UNAUDITED

NOTE 6
RECEIVABLES (CURRENT)

			Economic Entity	Parent Entity
			2004	2004
	Notes		$’000	$’000

Trade debtors	(a	)	11,415	—
Other receivables	(b	)	7,503	62

			18,918	62

Terms and conditions

(a)	Trade debtors are generally non-interest bearing with the majority settled within 30 days from the date of shipment.

(b)	Other receivables are non-interest bearing and have repayment terms between 30 and 90 days.

NOTE 7:
INVENTORIES (CURRENT)

Work in progress (run of mine stocks) – at cost	19,352	—
Work in progress (run of mine stocks) – at net realisable value	632	—
Finished goods (stockpiles awaiting shipment) – at cost	7,911	—

	27,895	—

NOTE 8:
OTHER ASSETS (CURRENT)

Prepayments	573	—
Hedge contract receivable	24,059	—
Deferred waste removal	543	—
Deferred foreign exchange loss on hedge contracts	—	—

	25,175	—

NOTE 9:
RECEIVABLES (NON CURRENT)

Other debtors	(a	)	1,596	—
Wholly owned group	(b	)
Tax related			—	12,886
Other			—	126,842

			1,596	139,728

Terms and Conditions

(a)	Other debtors are non-interest bearing and are due for repayment over 5 years. Other debtors have been recorded at the present value of the expected future cash flows discounted at market determined risk adjusted discount rates.

(b)	The receivables from wholly owned group companies are non interest bearing and have no fixed dates for repayment.

NOTE 10:
INVENTORIES (NON CURRENT)

Work in progress (run of mine stocks) — at net realisable value	18,724	—

UNAUDITED

NOTE 11:
OTHER FINANCIAL ASSETS (NON CURRENT)

(a)	Investments carried at cost– Listed and Unlisted

The Economic Entity has the following investments in listed entities.

	Country of	Percentage	Investments at Lower of
	Incorporation	Held	Cost or Recoverable Amount
		2004	2004
		%	$’000
Shares
Queensland Gas Company Limited*	Australia	—	—

*	During 2004 Portman sold its shareholding in Queensland Gas Company Limited (“QGC”).

The parent entity holds shares in controlled entities carried at $1,000 as shown in Note 11(b) below.

(b)	Controlled Entities of Portman Limited

		Percentage	Investments at Cost
		Held	or Written Down Value
	Country of	2004	2004
	Incorporation	%	$’000
Cockatoo Island Holdings Pty Ltd	Australia	100	—
Pelsoil Limited	Australia	100	—
Portman Investments Pty Ltd	Australia	100	—
Portman Finance Pty Ltd	Australia	100	—
Portman Mining Limited	Australia	100	1
Portman Management Pty Ltd	Australia	100	—
Portman Iron Ore Limited	Australia	100	—
Portman Coal Investments Pty Ltd	Australia	100	—
Koolyanobbing Iron Pty Ltd	Australia	100	—
Esperance Iron Limited	Australia	100	—

			1

UNAUDITED

NOTE 12:
PROPERTY, PLANT AND EQUIPMENT (NON CURRENT)

	Economic Entity	Parent Entity
	2004	2004
	$’000	$’000

(a) Mining Ventures and Tenements at cost
Opening balance	54,434	—
Expenditure incurred during the year	31,530	—
Amortisation during the year	(6,746)	—

Closing balance	79,218	—

Represented by:
Exploration and evaluation expenditure at cost	1,045	—

Development properties at cost	1,267	—

Mine properties at cost	95,345	—

Less accumulated amortisation	(18,439)	—

	76,906	—

Total at cost:
Exploration and Evaluation Expenditure	1,045	—
Development properties	1,267	—
Mine properties	95,345	—

	97,657	—

Less accumulated amortisation	(18,439)	—

Total Mining Ventures and Tenements	79,218	—

(b) Plant and Equipment
Plant and equipment at cost Opening balance	36,276	—
Expenditure incurred during the year	6,588	—
Disposals	(16)	—
Depreciation/amortisation during the year	(2,722)	—

Closing balance	40,126	—

Plant and equipment at cost	51,863	—
Less accumulated depreciation	(13,902)	—

	37,961	—

Plant and equipment under finance lease	3,294	—
Less accumulated amortisation	(1,129)	—

	2,165	—

Total Plant and Equipment	40,126	—

Total Property, Plant and Equipment	119,344	—

UNAUDITED

NOTE 13:
DEFERRED TAX ASSETS (NON CURRENT)

	Economic Entity	Parent Entity
	2004	2004
	$’000	$’000

Future income tax benefit:
Attributable to timing differences	2,083	2,083

NOTE 14:
OTHER ASSETS (NON CURRENT)

Hedge contract receivable	7,523	—
Deferred foreign exchange loss	169	—
Prepaid option expense	169	—
Deferred waste removal	2,719	—

	10,580	—

NOTE 15:
PAYABLES (CURRENT)

Trade creditors and accruals	21,881	74

Terms and Conditions

(a)	Trade creditors and accruals are non-interest bearing and are normally settled on 30 day terms.

NOTE 16:
INTEREST BEARING LIABILITIES (CURRENT)

Finance lease liabilities (refer Note 30)	62	—

NOTE 17:
TAX LIABILITIES (CURRENT)

Income tax payable	3,538	3,538

NOTE 18:
PROVISIONS (CURRENT)

Employee entitlements (refer Note 29)	608	—

NOTE 19:
OTHER LIABILITIES (CURRENT)

Deferred foreign exchange gain on hedge contracts	24,059	—
Deferred foreign exchange gain on pre delivery into designated hedge contracts	1,115	—

	25,174	—

NOTE 20:
DEFERRED TAX LIABILITIES (NON CURRENT)

Provision for deferred income tax
Attributable to timing differences	11,566	11,566

UNAUDITED

NOTE 21:
PROVISIONS (NON CURRENT)

	Economic Entity	Parent Entity
	2004	2004
	$’000	$’000

Rehabilitation provision	2,344	—
Employee entitlements (refer Note 29)	176	—

	2,520	—

NOTE 22:
OTHER LIABILITIES (NON CURRENT)

Deferred foreign exchange gain on hedge contracts	7,523	—
Hedge contract payable	169	—

	7,692	—

NOTE 23:
CONTRIBUTED EQUITY

			Parent Entity
			2004
			Number of
			Shares	$’000
(a) Contributed Equity
Balance at beginning of the year			174,425,712	106,028
Options exercised			4,962,498	5,356
Share buy-back	(i	)	(3,775,137)	(5,703)

Balance at end of the year			175,613,073	105,681

(i)	Portman Limited undertook an on-market share buy-back as part of a capital management initiative designed to optimise the Company’s capital structure and enhance returns to equity holders. As a result 3,775,137 fully paid ordinary shares were bought back by Portman Limited at a weighted average price of $1.51. The total cost of the buy-back was $5,702,929, which was all debited to the contributed equity account.

(b)	Share Options

Employee Share Option Plan, Non Employee Share Option Plan and Directors’ Options
Details of options issued, cancelled and exercised during the year and options outstanding at 31 December 2004 are included in Note 29.

(c)	Terms and Conditions of Contributed Equity

Ordinary shares

Ordinary shares have the right to receive dividends as declared and, in the event of winding up the Company, to participate in the proceeds from the sale of all surplus assets in proportion to the number of and amounts paid up on shares held.

Ordinary shares entitle their holder to one vote, either in person or by proxy, at a meeting of the Company.

UNAUDITED

NOTE 24:
RETAINED PROFITS

	Economic Entity	Parent Entity
	2004	2004
	$’000	$’000

Balance at the beginning of year	45,497	39,788
Net profit attributable to members of Portman Limited	32,753	10,299

Total available for appropriation	78,250	50,087
Dividends provided for or paid	(14,904)	(14,904)

Balance at end of year	63,346	35,183

NOTE 25:
EARNINGS PER SHARE

Economic Entity
2004
$’000

Basic earnings per share – cents	18.87
Diluted earnings per share – cents	18.77

The following reflects the income and share data used in the calculations of basic and diluted earnings per share:

(a) Income data
Net profit / (loss)	32,753
Adjustments	—

Earnings used in calculating basic and diluted earnings per share	32,753

2004
Number
of shares
(b) Share data
Weighted average number of ordinary shares used in calculating basic earnings per share:	173,612,937

Effect of dilutive securities:
Share options	894,323

Adjusted weighted average number of ordinary shares used in calculating diluted earnings per share:	174,507,260

(c)	Conversions, calls, subscription or issues after 31 December 2004

Since the end of the financial year, 77,000 ordinary shares have been issued pursuant to the ESOP.

(d)	Options

Details of options are set out in Note 29.

UNAUDITED

NOTE 26:
INTERESTS IN JOINT VENTURE OPERATIONS

(a)	The Economic Entity has an interest in joint venture operations as follows:

		Interest held in
		share of output
Joint Venture Operations	Principal activities	2004
			%
Cockatoo Island Joint Venture Operation	Iron ore mining	50%

(b)	Cockatoo Island Joint Venture operation net assets

The Economic Entity’s share of the assets and liabilities of the joint venture operation which have been included in the financial statements is:

Economic
Entity
2004
$’000
CURRENT ASSETS
Receivables	136
Inventories	1,419

1,555

NON CURRENT ASSETS
Property, plant and equipment	10,671

TOTAL ASSETS	12,226

CURRENT LIABILITIES
Payables	144

NON CURRENT LIABILITIES
Provisions	528
Deferred foreign exchange gain	119

647

TOTAL LIABILITIES	791

NET ASSETS EMPLOYED	11,435

For details of capital expenditure commitments and contingent liabilities relating to the joint venture operation refer to Notes 30 and 32 respectively.

UNAUDITED

NOTE 27:
REMUNERATION OF AUDITORS

	Economic	Parent
	Entity	Entity
	2004	2004
	$’000	$’000

Amounts paid or due and payable to the auditors for:
Auditing the accounts and consolidated accounts of Portman Limited and the accounts for each of its controlled entities Our auditors	79	—

	79	—

Other services provided by our auditors:
Taxation Advisory
- Compliance	75	—
- Research and Development	90	—
- Other	18	—
Accounting Advisory
- International Financial Reporting Standards	15	—
Corporate Finance Advisory
- Calculation Review of Corporate Financial Model	33	—

	231	—

	310	—

Amounts paid or due and payable to accounting firms other than our auditors:
Accounting Advisory
- International Financial Reporting Standards	11	—
Other Services
- Risk Management Review	39	—

	50	—

	360	—

The auditors received no other benefits.

The Company is satisfied that the other services provided by our auditors have not impaired their independence with regard to the audit services provided.

UNAUDITED

NOTE 28:
REMUNERATION OF DIRECTORS AND EXECUTIVES

(a)	Details of Specified Directors and Specified Executives

(i)	Specified directors

GF Jones	Chairman (non-executive)
BJ Eldridge	Managing Director
R Knight	Director (non-executive)
MD Perrott	Director (non-executive)
FE Harris	Director (non-executive)
MH Macpherson	Director (non-executive)

(ii)	Specified executives

GT Clifford	Company Secretary/General Manager Administration
RR Mehan	Chief Operating Officer
AJ Schoer	Chief Financial Officer
P Nolan	Manager Operations – Koolyanobbing
S Fujikawa	General Manager — Marketing
J Shellabear *	General Manager Business Development
P Bilbe *	Manager Development

*	ceased employment during the year

(b)	Remuneration of Specified Directors and Specified Executives

(i)	Remuneration Policy

Remuneration of directors and senior executives of the Company is established by the Nomination and Remuneration Committee. The Nomination and Remuneration Committee’s role is to review and make recommendations to the Board on remuneration packages and policies. This role also includes responsibility for share option schemes, incentive performance packages, superannuation entitlements, retirement and termination entitlements, fringe benefits policies and professional indemnity and liability insurance policies. Remuneration levels are competitively set to attract the most qualified and experienced directors and senior executives. The Nomination and Remuneration Committee meets as required.

The key performance indices upon which the cash bonuses are paid are determined annually by the Nomination and Remuneration Committee. The primary key performance indices used for the 2004 cash bonuses were the achievement of annual corporate safety and financial targets. The most significant financial targets were net profit after tax and operating cash flow.

In the event of a redundancy, the employment contracts of the Managing Director and certain Specified Executives contain payout clauses ranging from six to twelve months of their respective base salary.

UNAUDITED

NOTE 28:
REMUNERATION OF DIRECTORS AND EXECUTIVES (CONTINUED)

(ii)	Remuneration of Specified Directors and Specified Executives

	Primary		Post Employment
	Salary &			Retirement	Equity
	Fees	Cash Bonus	Super-annuation	benefits	Options	Other	Total
	$	$	$	$	$	$	$

Specified Directors
GF Jones 2004	113,282	—	10,048	—	106,000	—	229,330

BJ Eldridge 2004	508,707	237,899	11,293	—	119,150	—	877,049

R Knight 2004	70,331	—	6,330	—	—	—	76,661

MD Perrott 2004	70,331	—	6,330	—	—	—	76,661

FE Harris 2004	74,329	—	6,690	—	—	—	81,019

MH Macpherson 2004	95,737	—	8,617	—	—	—	104,354

Total Remuneration: Specified Directors
2004	932,717	237,899	49,308	—	225,150	—	1,445,074

Specified Executives
RR Mehan 2004	284,959	68,250	11,293	—	18,603	—	383,105

GT Clifford 2004	211,656	38,603	11,293	—	28,270	—	289,822

AJ Schoer 2004	290,746	62,920	11,293	—	22,342	—	387,301

J Shellabear (i) 2004	133,711	—	5,492	—	19,842	130,000	289,045

P Bilbe (i) 2004	68,526	—	2,750	—	—	11,764	83,040

P Nolan (ii) 2004	183,707	32,184	11,293	—	20,150	62,700	310,034

S Fujikawa 2004	203,500	46,794	—	—	39,570	—	289,864

Total Remuneration: Specified Executives
2004	1,376,805	248,751	53,414	—	148,777	204,464	2,032,211

UNAUDITED

NOTE 28:
REMUNERATION OF DIRECTORS AND EXECUTIVES (CONTINUED)

(i)	Remuneration for J Shellabear and P Bilbe includes redundancy payments included in “other”.

(ii)	P Nolan receives various remote living allowances which is included in “other”.

(c)	Remuneration options: Granted and vested during the year

				Terms & Conditions for Each Grant
				Value per	Exercise
				option at	Price per	First	Last
	Vested	Granted	Grant	grant date	share	Exercise	Exercise
	Number	Number	Date	$	$	Date	Date

Specified Directors
GF Jones	333,333	—	—	—	—	—	—
BJ Eldridge	500,000	—	—	—	—	—	—

Specified Executives
RR Mehan	66,667	—	—	—	—	—	—
GT Clifford	100,000	—	—	—	—	—	—
AJ Schoer	83,333	—	—	—	—	—	—
P Nolan	50,000	—	—	—	—	—	—
S Fujikawa	100,000
J Shellabear	83,333	—	—	—	—	—	—

Total	1,316,666	—

No options were granted as equity compensation benefits to specified directors or specified executives during the financial year.

UNAUDITED

(d)	Shares issued on exercise of remuneration options

	Shares
	issued	Paid	Unpaid
	Number	$ per share	$ per share

Specified Directors
GF Jones	750,000	0.984	—
GF Jones	1,000,000	1.227	—
BJ Eldridge	500,000	1.031	—
MD Perrott	500,000	0.984	—

Specified Executives
RR Mehan	67,000	1.153	—
RR Mehan	33,000	1.160	—
GT Clifford	120,000	1.153	—
AJ Schoer	63,000	1.160	—
P Nolan	33,000	2.427	—
P Nolan	67,000	1.153	—
S Fujikawa	100,000	1.153	—
S Fujikawa	50,000	0.700	—
S Fujikawa	33,000	1.160	—

Total	3,316,000

UNAUDITED

NOTE 28:
REMUNERATION OF DIRECTORS AND EXECUTIVES (CONTINUED)

(e)	Option holdings of Specified Directors and Specified Executives

						Vested at 31 December 2004
	Balance at
	beginning of	Granted as		Net	Balance at end		Not
	period	Remunerati-	Options	Change	of period		exercis-
	1 Jan 04	on	Exercised	Other	31 Dec 04	Total	able	Exercisable
	No.	No.	No.	No.	No.	No.	No.	No.

Specified Directors
GF Jones	1,750,000	—	1,750,000	—	—	—	—	—
BJ Eldridge	1,500,000	—	500,000	—	1,000,000	—	—	—
MD Perrott	500,000	—	500,000	—	—	—	—	—

Specified Executives
RR Mehan	167,000	—	100,000	—	67,000	333	—	333
AJ Schoer	250,000	—	63,000	—	187,000	20,333	—	20,333
GT Clifford	270,000	—	120,000	—	150,000	83,333	—	83,333
P Nolan	117,000	—	100,000	—	17,000	333	—	333
S Fujikawa	250,000	—	183,000	—	67,000	333	—	333

Total	4,804,000	—	3,316,000	—	1,488,000	104,665	—	104,665

(f)	Shareholdings of Specified Directors and Specified Executives

	Balance	Granted as	On Exercise of		Balance
	1 Jan 04	Remuneration	Options	Shares Sold	31 Dec 04
	No.	No.	No.	No.	No.

Specified Directors
GF Jones	3,000,000	—	1,750,000	—	4,750,000
BJ Eldridge	157,000	—	500,000	—	657,000
MD Perrott	120,000	—	500,000	—	620,000
R Knight	100,000	—	—	—	100,000

Specified Executives
RR Mehan	—	—	100,000	(100,000)	—
AJ Schoer	—	—	63,000	(63,000)	—
GT Clifford	20,000	—	120,000	(120,000)	20,000
P Nolan	—	—	100,000	(67,000)	33,000
S Fujikawa	—	—	183,000	(183,000)	—

Total	3,397,000	—	3,316,000	(533,000)	6,180,000

All equity transactions with specified directors and specified executives other than those arising from the exercise of remuneration options have been entered into

UNAUDITED

under terms and conditions no more favourable than those the entity would have adopted if dealing at arm’s length.

NOTE 29:
EMPLOYEE ENTITLEMENTS

	Economic	Parent
	Entity	Entity
	2004	2004
	$’000	$’000

Provision for employee entitlements – current	608	—
Provision for employee entitlements – non current	176	—

[refer Notes1(i), 18 and 21]	784	—

The number of employees as at year end	78	5

Portman Limited Employee Option Plans

Portman Limited previously had two employee option plans in existence. The Employee Option Plan (EOP) and the Employee Share Option Plan (ESOP). All options issued under the Portman Limited Employee Option Plan (EOP) have been exercised, have expired or have been cancelled. The Portman Limited Employee Share Option Plan (ESOP) is the only plan now operating.

In addition, Portman has issued options called Directors Options that are not under, but are subject to the rules of, the ESOP and Non ESOP Options that are separate entirely from the ESOP.

Portman Limited Employee Share Option Plan (Unquoted Securities)

The Portman Limited Employee Share Option Plan (ESOP) was adopted by the shareholders of the Company on 8 April 1998 to effectively replace the EOP referred to above. The ESOP contains Company performance hurdles that must be achieved before options become exercisable.

Under the ESOP options to subscribe for fully paid ordinary shares of the Company may be issued to participants. Eligible employees (being employees, directors or consultants to any Portman Group Company), subject to invitation to participate by the Board of Directors of the Company, may participate in the ESOP.

Each ESOP option may convert to one fully paid ordinary share. The total number of shares granted under this ESOP, excluding any exercised, lapsed or cancelled options, must not exceed 5% of the then issued share capital of the Company on a fully diluted basis (notwithstanding that those shares may for any reason subsequently represent more than 5% of that capital).

Any ESOP option which has not been exercised before the fifth anniversary of its issue date automatically lapses.

The exercise price of each ESOP option will be not less than the weighted average of the last sale prices of the Company’s fully paid ordinary shares on the Australian Stock Exchange over the five trading days on which a sale was effected immediately preceding the day on which the Board resolves to issue the ESOP option.

The issue price of shares issued on the exercise of ESOP options is recognised as issued capital at the date of issue.

UNAUDITED

NOTE 29:
EMPLOYEE ENTITLEMENTS (CONTINUED)

Information with respect to options granted under the employee share option plan, non employee share option plan and director option plan is summarized below:

			2004
				Weighted
				average
			Number of	exercise
			options	price

Balance at beginning of year	29	(a)	10,124,931	1.31

- granted	29	(b)	—	—
- forfeited			—	—
- cancelled			(167,000)	1.03
- exercised	29	(c)	(4,962,498)	1.08

Balance at end of year	29	(d)	4,995,433	1.75

Exercisable at end of year			2,288,766	1.90

(a)	Options held at the beginning of the reporting period

The following table summarises information about options held by employees as at 1 January 2004:

	Number of				Weighted
Plan Type	Options	Grant date	Vesting date	Expiry date	average
ESOP	50,000	13-Mar-00	13-Mar-01	13-Mar-05	0.700
ESOP	67,000	01-Mar-01	01-Mar-02	01-Mar-06	1.013
ESOP	654,335	02-Apr-01	02-Apr-02	02-Apr-06	1.153
ESOP	250,000	11-Feb-02	11-Feb-03	11-Feb-07	1.765
ESOP	945,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427
ESOP	250,000	21-Feb-03	21-Feb-04	21-Feb-08	1.031
ESOP	550,000	25-Jun-03	25-Jun-04	25-Jun-08	1.160
Non ESOP	58,596	29-Jan-01	29-Jan-02	29-Jan-06	1.290
Non ESOP	750,000	01-Oct-02	01-Oct-03	01-Oct-07	1.919
Non ESOP	1,500,000	29-Aug-03	29-Aug-04	29-Aug-08	1.031
Directors Options	1,750,000	10-May-00	10-May-01	10-May-05	0.984
Directors Options	800,000	24-May-01	24-May-02	24-May-06	0.924
Directors Options	1,500,000	24-May-01	24-May-02	24-May-06	1.227
Directors Options	1,000,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427

	10,124,931

UNAUDITED

NOTE 29:
EMPLOYEE ENTITLEMENTS (CONTINUED)

(b) Options granted during the reporting period

(i) No options were granted by Portman Limited to employees during 2004.

(c) Options exercised

(i) The following table summarises information about options exercised by eligible option holders during the year ended 31 December 2004:

					Weighted	Proceeds
	Number				average	from	Number of	Fair value of
Plan	of		Exercise &	Expiry	exercise	shares	shares	shares
Type	options	Grant date	issue date	date	price	issued	issued	issued
ESOP	293,667	02-Apr-01	23-Sep-04	02-Apr-06	1.153	338,598	293,667	2.08
ESOP	50,000	13-Mar-00	23-Sep-04	13-Mar-05	0.700	35,000	50,000	2.08
ESOP	33,000	25-Jun-03	23-Sep-04	25-Jun-08	1.160	38,280	33,000	2.08
ESOP	59,000	25-Jun-03	28-Oct-04	25-Jun-08	1.160	68,440	59,000	2.48
ESOP	37,000	25-Jun-03	03-Sep-04	25-Jun-08	1.160	42,920	37,000	1.83
ESOP	77,000	02-Apr-01	09-Sep-04	02-Apr-06	1.153	88,781	77,000	1.97
ESOP	83,000	29-Aug-03	31-Mar-04	29-Aug-08	1.031	85,573	83,000	1.53
ESOP	5,000	02-Apr-01	02-Dec-04	02-Apr-06	1.153	5,765	5,000	3.00
ESOP	100,000	19-Apr-02	02-Dec-04	19-Apr-07	2.427	242,700	100,000	3.00
ESOP	46,667	02-Apr-01	29-Jul-04	02-Apr-06	1.153	53,807	46,667	1.90
ESOP	67,000	02-Apr-01	12-Aug-04	02-Apr-06	1.153	77,251	67,000	1.94
ESOP	23,334	02-Apr-01	15-Apr-04	02-Apr-06	1.153	26,904	23,334	1.48
Directors Options	1,000,000	24-May-01	03-Sep-04	24-May-06	1.227	1,227,000	1,000,000	1.83
Directors Options	1,750,000	10-May-00	03-Sep-04	10-May-05	0.984	1,722,000	1,750,000	1.83
Directors Options	200,000	24-May-01	05-Aug-04	24-May-06	0.924	184,800	200,000	2.05
Directors Options	300,000	24-May-01	22-Jul-04	24-May-06	0.924	277,200	300,000	1.90
Directors Options	300,000	24-May-01	25-Mar-04	24-May-06	0.924	277,200	300,000	1.56
Non ESOP	500,000	29-Aug-03	03-Sep-04	29-Aug-08	1.031	515,500	500,000	1.83
Non ESOP	37,830	29-Jan-01	04-Nov-04	29-Jan-06	1.290	48,801	37,830	2.46

	4,962,498					5,356,520

Fair value of shares issued during the reporting period is estimated to be the market price of shares of Portman Limited on the ASX as at close of trading on their respective dates.

UNAUDITED

NOTE 29:
EMPLOYEE ENTITLEMENTS (CONTINUED)

(d) Options held as at the end of the reporting date

The following table summarises information about options held by eligible option holders as at 31 December 2004:

					Weighted
	Number of				average exercise
Plan Type	Options	Grant date	Vesting Date	Expiry date	price
ESOP	67,000	01-Mar-01	01-Mar-02	01-Mar-06	1.013
ESOP	141,667	02-Apr-01	02-Apr-02	02-Apr-06	1.153
ESOP	845,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427
ESOP	250,000	11-Feb-02	11-Feb-03	11-Feb-07	1.765
ESOP	421,000	25-Jun-03	25-Jun-04	25-Jun-08	1.160
Non ESOP	20,766	29-Jan-01	29-Jan-02	29-Jan-06	1.290
Non ESOP	750,000	01-Oct-02	01-Oct-03	01-Oct-07	1.919
Non ESOP	1,000,000	29-Aug-03	29-Aug-04	29-Aug-08	1.031
Directors Options	500,000	24-May-01	24-May-02	24-May-06	1.227
Directors Options	1,000,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427

	4,995,433

Superannuation Commitments

The employer contributes in accordance with the Government Superannuation Guarantee Legislation.

UNAUDITED

NOTE 30:
COMMITMENTS FOR EXPENDITURE

	Economic	Parent
	Entity	Entity
	2004	2004
	$’000	$’000

Lease Commitments
Operating lease commitments contracted for at year end but not provided for in the financial statements

Not later than one year	412	—
Later than one year but not later than two years	412	—
Later than two years but not later than five years	1,615	—

	2,439	—

Operating leases are entered into as a means of acquiring access to office premises. Rental payments are generally fixed with inflation escalation clauses on which contingent rentals are determined. Outgoings related to the occupation of premises are included in these commitments.

Finance Lease Commitments
Not later than one year	62	—
Later than one year but not later than two years	—	—
Later than two years but not later than five years	—	—

	62	—
Less future finance charges	—	—

	62	—

Finance leases are entered into as a means of funding the acquisition of some items of plant and equipment. Rental payments are fixed. The parent entity has guaranteed the performance of the finance lease.

Representing lease liabilities:
Current (refer note 16)	62	—
Non Current	—	—

	62	—

Capital Commitments
Not later than one year	40,214	—
Later than one year but not later than two years	—	—
Later than two years but not later than five years	—	—

	40,214	—

Operating Contract Commitments

1.	Commitments exist under long term take or pay agreements relating to the rail and port facilities which have been entered into by a controlled entity within the Economic Entity.

2.	Other commitments contracted for at year end but not provided for in the financial statements

Not later than one year	4,092	—
Later than 1 year but not later than 2 years	4,092	—
Later than 2 years but not later than 5 years	12,275	—
Later than 5 years	28,912	—

	49,371	—

Mining Tenements
Annual expenditure commitments to maintain current rights of tenure to mining tenements	1,763	—

UNAUDITED

NOTE 31:
SEGMENT INFORMATION

Segment products and locations

The consolidated entity’s operating companies are organised and managed separately according to the nature of the products and services they provide, with each segment offering different products and serving different markets.

The Iron Ore segment produces and sells iron ore products to the world steel making industry. The Silicon segment was sold during 2003. The Corporate & Net Interest segment includes revenues and expenses associated with the investment portfolio that is managed by the Economic Entity and other revenues and expenses associated with general head office activities.

Geographically, the group operates only in Australia.

Segment accounting policies

The group generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties at current market prices. Revenues are attributed to geographic areas based on the location of the assets producing the revenues. Segment accounting policies are the same as the consolidated entity’s policies described in Note 1. During the financial year, there were no changes in segment accounting policies that had a material effect on the segment information.

UNAUDITED

NOTE 31:
SEGMENT INFORMATION (CONTINUED):

	2004
			Corporate
			& Net
	Iron Ore	Silicon	Interest	Consolidated
	$’000	$’000	$’000	$’000

Revenue
Sales to customers outside the consolidated entity	195,435	—	—	195,435
Other revenues from customers outside the consolidated entity	886	—	2,602	3,488

Total Segment Revenue	196,321	—	2,602	198,923

Result

Segment result	51,790	—	(5,834)	45,956

Consolidated entity profit from ordinary activities before income tax expense	51,790	—	(5,834)	45,956
Income tax expense				(13,203)

Consolidated entity profit from ordinary activities after income tax expense before Outside Equity Interest				32,753

UNAUDITED

NOTE 31:
SEGMENT INFORMATION (CONTINUED):

	2004
			Corporate
			& Net
	Iron Ore	Silicon	Interest	Consolidated
	$’000	$’000	$’000	$’000

Assets
Segment assets	224,053	—	18,015	242,068

Total assets	224,053	—	18,015	242,068

Liabilities
Segment liabilities	56,702	—	16,339	73,041

Total liabilities	56,702	—	16,339	73,041

Other segment information
Acquisition of PPE, intangible assets & other non current assets	38,071	—	47	38,118
Depreciation	2,605	—	117	2,722
Amortisation	6,746	—	—	6,746

UNAUDITED

NOTE 32:
CONTINGENT LIABILITIES

Contingent liabilities not otherwise provided for in these financial statements are:

1.	The parent entity has guaranteed the lease liabilities of a controlled entity under an operating lease for premises to a maximum of $504,620.

2.	The parent entity has guaranteed the performance of a controlled entity under a hire purchase arrangement with Commonwealth Bank Finance Corporation.

3.	The parent entity has guaranteed the performance of a controlled entity under a long term contract with the Esperance Port Authority for the provision of port services related to the exporting of iron ore.

4.	The parent entity has contingent liabilities in respect of termination benefits which may arise pursuant to service agreements entered into with executives and employees who take part in the management of the Economic Entity. The maximum amount of the contingent liability is dependent upon the circumstances in which the employment is terminated.

5.	The parent entity has guaranteed the performance of a controlled entity’s obligations under a Farm in Agreement in respect of a petroleum lease.

6.	Controlled entities within the Economic Entity have guaranteed the performance of a third party’s obligations to BHP Minerals Limited in respect of mining leases on which the Cockatoo Island Joint Venture carries out mining operations.

7.	In the Sale and Purchase Agreement, for the sale of the Burton Coal Project, dated 15 September 1999 between RAG Australia Coal Pty Ltd, RAG International Mining GmbH, Portman Limited and Pelsoil Limited, various warranties, indemnities and guarantees were given to RAG by Portman or Pelsoil.

No claims in respect to warranties, indemnities or guarantees have been or are expected to be received by Portman or Pelsoil.

8.	A claim of $491,562 has been made against the parent entity by a former employee in respect of the cancellation of employee share options. This claim is being defended by the company.

9.	Native Title claims exist over the land that the Koolyanobbing Project and Cockatoo Island Joint Venture occupy. Under the Native Title Act the Project and Joint Venture are however protected for all current and future mining operations on existing mining leases. Applications for new mining leases may require agreement with any Native Title applicant regarding compensation before the mining lease would be granted by the Government.

10.	A Section 10 heritage protection application is under consideration by the Federal Minister. This is by a group related to parties who have previously sought to prevent new mine development. None of these particular applicants

UNAUDITED

have demonstrated cultural connection to the area or specific knowledge relating to any sites requiring protection. Following detailed reporting, two previous Section 10 protection applications were rejected by the Federal Minister. Portman considers the potential for the remaining application to cause disruption to operations to be very low.

11.	On 12 January 2005, Cleveland-Cliffs Inc (Cliffs) announced a A$3.40 per share cash takeover offer for Portman Limited, valuing the company at approximately A$605 million. The offer has the unanimous support of the Portman board and, in the absence of a superior offer, the Portman directors have recommended that Portman shareholders accept the offer and they have indicated that they intend to accept the offer (in the absence of a superior offer) with respect to their own shareholdings. Portman has agreed to pay a break fee of 1% of the bid consideration if the board of Portman withdraws its recommendation of the bid in the absence of a superior competing offer or if a competing offeror acquires control of Portman.

NOTE 33:
FINANCING ARRANGEMENTS

	Economic	Parent
	Entity	Entity
	2004	2004
	$’000	$’000

The following lines of credit with financial institutions were available at the year end:
Total Credit Facilities
Multi — option facility	40,000	40,000

Drawn Down Portions
Multi — option facility — bank guarantees	(8,926)	(8,926)

Net Unused Credit Facilities

Multi — option facility	31,074	31,074

The unused facilities at year end are available for any use within the Economic Entity. The $40,000,000 Multi-option facility is subject to annual review. The Multi-option facility is secured by a first ranking fixed and floating charge over all the assets and undertakings of the group, granted by the parent entity and all wholly owned entities.

During the year the Economic Entity secured long term funding from concluded long term sales agreements to assist with the funding of the 8Mpta expansion of the Koolyanobbing operation. As at 31 December 2004 USD 7,700,000 had been secured, due to be advanced in full by 31 March 2005.

NOTE 34:
FINANCIAL INSTRUMENTS

(a)	Objectives for Holding Derivative Financial Instruments

The Economic Entity uses derivative financial instruments to manage specifically identified foreign currency exposures. The Economic Entity is primarily exposed to

UNAUDITED

the risk of adverse movements in the Australian dollar compared to the United States dollar. The primary objective of using derivative financial instruments is to reduce the volatility of earnings attributable to changes in AUD/USD, and to protect against undue adverse movements in these rates. The purposes for which specific derivative instruments are used are as follows:

Foreign currency options (uncommitted) and forward exchange contracts (committed) are purchased to hedge the Australian dollar value of US dollar receipts arising from both completed and forecasted export sales. Foreign currency hedging can commit the Economic Entity to sell US dollars at an agreed rate of exchange. All foreign currency options and forward exchange contracts are denominated in US dollars and contracted against Australian dollars. The Economic Entity hedges a portion of its anticipated future sales for periods up to three years (rolling monthly) from the end of the financial year. The Board of Directors has set the following guidelines for the portion of forecasted export sales that can be hedged:

		Aggregate Committed
	Committed Hedging	and Uncommitted Hedging
	Max	Band
0–12 months	90%	50% - 90%
13–24 months	30%	25% - 75%
25–36 months	15%	15% - 50%

All proposals for additional foreign exchange hedging outside the parameters stated above must be submitted to the Treasury Policy Committee, comprising an external independent advisor and five other committee members and then approved by the Portman Board of Directors.

NOTE 34:
FINANCIAL INSTRUMENTS (CONTINUED)

(b)	Interest Rate

Interest rate risk for the Economic Entity, together with effective interest rates as at 31 December 2004.

	Fixed interest rate maturing in
	Floating		Over	More	Non-
	interest	1 year	1 to 5	than 5	interest		Average
	rate	or less	years	years	bearing	Total	interest rate
	$’000	$’000	$’000	$’000	$’000	$’000	floating	fixed

Financial assets
Cash	3,855	—	—	—	—	3,855	4.25%	—
Bills receivable/Bank bills	—	13,898	—	—	—	13,898	—	5.65%
Trade debtors	—	—	—	—	11,415	11,415	—	—
Other receivables	—	—	—	—	9,099	9,099	—	—
Hedge contract receivables	—	—	—	—	31,582	31,582	—	—

	3,855	13,898	—	—	52,096	69,849	—	—

Financial liabilities
Trade creditors	—	—	—	—	21,881	21,881	—	—
Equipment HP	—	62	—	—	—	62	—	6.25%
Hedge contract payable	—	—	—	—	169	169	—	—

	—	62	—	—	22,050	22,112

UNAUDITED

NOTE 34:
FINANCIAL INSTRUMENTS (CONTINUED)

(c)	Foreign Exchange

The following table summarises by currency the Australian dollar value of forward foreign exchange agreements and foreign currency options. Foreign currency amounts are translated at rates current at the reporting date. The ‘buy’ amounts represent the Australian dollar equivalent of commitments to purchase foreign currencies, and the ‘sell’ amount represents the Australian dollar equivalent of commitments to sell foreign currencies. Contracts, options, collars and convertible collars to sell foreign currency are entered into from time to time to offset sale obligations so as to maintain a properly hedged position.

US$ denominated	Average	2004
Forward Foreign	exchange rate	Buy	Sell
Exchange Agreements	2004	$’000	$’000

Within one year	0.6654	—	157,207
One to three years	0.6550	—	41,223

Total		—	198,430

US$ denominated	Average	2004
Foreign Currency	exchange rate	Buy	Sell
Options	2004	$’000	$’000

Within one year	—	—	—
One to two years	—	—	—

Total		—	—

US$ denominated	Average	2004
Foreign Currency	exchange rate	Buy	Sell
Collars	2004	$’000	$’000

Within one year (1)	0.6950	—	7,194
One to three years (2)	0.6875	—	7,273

Total		—	14,467

US$ denominated	Average	2004
Foreign Currency	exchange rate	Buy	Sell
Convertible Collars	2004	$’000	$’000

Within one year	—	—	—
One to three years (3)	0.7810	—	62,740

Total		—	62,740

Notes:

(1)	Collar range 0.6950 to 0.6500. Sell rate shown above is based on the cap rate.

(2)	Collar range 0.6875 to 0.6400. Sell rate shown above is based on the cap rate.

(3)	Convertible Collar range 0.7900 to 0.7396. Sell rate shown above is the year end spot rate which is within the collar range. The collars have a knockout on the floor ranging from 0.8450 to 0.8500

UNAUDITED

NOTE 34:
FINANCIAL INSTRUMENTS (CONTINUED)

The Economic Entity is exposed to currency exchange rate risk through primary financial assets and forecast transactions reduced through derivative financial instruments such as forward exchange contracts, currency options, collars and convertible collars. The following table summarises by currency, in Australian dollars, the foreign exchange risk in respect of recognised financial assets and derivatives entered to hedge forecast transactions. Those financial assets and liabilities in which all amounts are denominated in Australian dollars are not included in these tables.

		United
	Australian	States
	dollars	dollars	Total
	2004	2004	2004
	A$’000	A$’000	A$’000

Financial assets
Trade debtors	—	11,415	11,415

Anticipated future transactions
Forward exchange contracts	198,430	(198,430)	—
Foreign exchange options	—	—	—
Foreign exchange collars	14,467	(14,467)	—
Foreign exchange convertible collars	62,740	(62,740)	—

(d)	Credit Risk Exposures

The credit risk amounts do not take into account the value of any collateral or security. Receivables due from major counter-parties are not normally secured by collateral, however most sales are covered by letters of credit. In addition the group policy requires that counter-parties meet certain high levels of credit worthiness and the credit worthiness of counter-parties is regularly monitored. The amounts of credit risk shown, therefore, do not reflect expected losses.

UNAUDITED

NOTE 34:
FINANCIAL INSTRUMENTS (CONTINUED)

(e) Net Fair Value Of Financial Assets And Liabilities

The carrying amounts and estimated net fair values of financial assets and financial liabilities (including derivatives) held at balance date are given below.

Short term instruments where carrying amounts approximate net fair values, are omitted. The net fair value of a financial asset or a financial liability is the amount at which the asset could be exchanged, or liability settled in a current transaction between willing parties after allowing for transaction costs.

Economic Entity

	2004
	Carrying	Net Fair
	amount	value
	$000	$000

Financial assets:
Receivables - non current	1,596	1,596
Financial liabilities:
Borrowings – current	62	62

Derivatives:
Foreign exchange contracts	29,919	25,389
Foreign exchange collars	1,663	1,351
Foreign exchange convertible collars	(169)	(472)

The carrying amounts shown in the table are included in the Statement of Financial Position under the indicated captions.

The following methods and assumptions were used to estimate the net fair value of each class of financial instrument:

1.	Interest Bearing Liabilities – non current

The net fair value of the non current interest bearing liabilities is estimated by discounting expected cash flows at the interest rates currently offered to the Economic Entity for debt of the same remaining maturities and security plus costs expected to be incurred were the liability settled.

2.	Foreign Exchange Contracts and Options

The net fair value of forward foreign exchange contracts, options, collars and convertible collars is determined by reference to amounts quoted by the Economic Entity’s banks.

UNAUDITED

NOTE 34:
FINANCIAL INSTRUMENTS (CONTINUED)

(f) Hedges of Anticipated Future Transactions

The following table summarises deferred realised and unrealised gains and losses on derivative financial instruments entered as hedges of future anticipated purchases and sales, showing the periods in which they are expected to be recognised as income or expense. Deferred gains and losses are recognised as a component of the purchase or sale transaction when it occurs, or as other gains or losses when a hedged transaction is no longer expected to occur. These deferred gains and losses are calculated as the mark to market position as at 31 December 2004. The unrealised gains and losses from a mark to market calculation are different to the unrealised gains and losses recorded in the Statement of Financial Position, which have been measured on a mark to spot basis in accordance with Accounting Standard AASB 1012 “Foreign Currency Translation”.

Economic Entity

	2004
	Gains	Losses
	$000	$000

Within one year	21,225	—
One to three years	5,515	472

Total gains and losses on anticipated future hedge transactions	26,740	472
Less amounts recorded in the financial accounts	—	—

Deferred gains and losses on anticipated future hedge transactions	26,740	472

It should be noted that unrealised gains or losses for foreign exchange derivative instruments reflect changes in the underlying foreign exchange rates since the contracts were undertaken.

UNAUDITED

NOTE 35:
NOTES TO THE STATEMENT OF CASH FLOWS

(a) Reconciliation Of Net Profit After Income Tax To The Net Cash Flows From Operating Activities

	Economic	Parent
	Entity	Entity
	2004	2004
	$’000	$’000

Net profit after income tax	32,753	10,299
Amortisation & depreciation	9,468	—
Loss/(Profit) on sale of plant & equipment	2	—
Loss/(Profit) on sale of listed investment	93	—
Provision for rehabilitation	881	—
Write back of provision for diminution	—	(10,000)
Write down of inventory to net realisable value	4,794	—
Movements in operating assets and liabilities
(Increase)/decrease in inventories	(14,393)	—
(Increase)/decrease in trade debtors	(7,279)	—
(Increase)/decrease in other debtors and prepayments	(5,048)	190
(Increase)/decrease in other current assets	(543)	—
(Increase)/decrease in intercompany loans	—	(12,885)
(Increase)/decrease in deferred tax assets	730	(2,052)
(Increase)/decrease in non current receivables	105	—
(Increase)/decrease in other non current assets	(2,888)	—
Increase/(decrease) in deferred foreign exchange	(1,836)	—
Increase/(decrease) in provision for tax payments	1,360	3,430
Increase/(decrease) in deferred tax liabilities	4,129	11,566
Increase/(decrease) in other provisions	(119)	—
Increase/(decrease) in trade payables	4,242	55

Net Cash Flows From Operating Activities	26,451	603

UNAUDITED

NOTE 36:
RELATED PARTY INFORMATION

Directors

The names of persons who were directors of Portman Limited during the year:

George F Jones
Barry J Eldridge
Fiona E Harris
Richard Knight
Malcolm H Macpherson
Michael D Perrott

Details Of Share And Option Dealings With Directors And Their Director Related Entities

Details of share and option dealings with Directors and their Director related entities is disclosed in Note 28.

The Wholly Owned Group

The wholly owned group consists of Portman Limited and its controlled entities as set out in Note 11.

Transactions between Portman Limited and related parties in the wholly owned group during the year ended 31 December 2004 consisted of:

(a)	Loan advances by Portman Limited;

(b)	Loans repaid to Portman Limited;

(c)	The payment of management fees by controlled entities;

(d)	Transfer of tax related balances;

(e)	Dividends from controlled entities; and

(f)	Guarantees by Portman Limited on behalf of controlled entities.

The above transactions were made on normal commercial terms and conditions, except that there are no fixed terms for the repayment of loans advanced by Portman Limited.

UNAUDITED

NOTE 36:
RELATED PARTY INFORMATION (CONTINUED)

	Economic	Parent
	Entity	Entity
	2004	2004
	$ ’000	$ ’000

Aggregate amounts receivable from and payable to, related parties in the wholly owned group at the year end were as follows:

Non current receivables	—	139,728

Loans to and receivables from related entities are on an unsecured basis, non interest bearing and with no fixed terms for repayment.

Director Related Entity Transactions
Services

The company retains Oakvale Capital Limited to provide treasury services including foreign exchange and cash investment policy setting, product pricing and transactional assistance. The provision of these services is on normal commercial terms. The total amount spent in 2004 on these services was $72,223.

Mr George F Jones is a 10% shareholder in Oakvale Capital Limited.

Transactions with Other Related Parties

There were no other transactions with related parties.

UNAUDITED

NOTE 37:
INTERNATIONAL FINANCIAL REPORTING STANDARDS

Portman Limited will be required to adopt Australian Accounting Standards Board (AASB) equivalents to International Financial Reporting Standards (IFRSs), for its financial reporting at the half year ending 30 June 2005 and the full year ending 31 December 2005. At these dates a first time adopter of Australian equivalent IFRSs will be required to restate its comparative financial statements using all IFRSs, except for AASB132 Financial Instruments: Disclosure and Presentation, AASB 139 Financial Instruments: Recognition and Measurement, and AASB 4 Insurance Contracts. For Portman Limited this means the preparation of an opening balance sheet in accordance with IFRSs as at 1 January 2004, with the majority of restatement adjustments being made, retrospectively, against opening retained earnings.

During the year Portman Limited established a project team to manage the transition to Australian equivalent IFRSs who have been working on the project together with independent experts. As a result of these procedures, Portman Limited has graded impact areas as either high, medium or low and has established dedicated project teams to address each of the areas in order of priority as represented by the gradings. An IFRS steering committee has been established to oversee the progress of each of the project teams and make necessary decisions. Regular updates are provided to the Audit and Risk Management Committee. As Portman Limited has a 31 December year end, priority has been given to considering the preparation of an opening balance sheet in accordance with AASB equivalents to IFRS as at 1 January 2004. Set out below are the key areas where accounting policies will change and may have an impact on the financial report.

The amounts disclosed below are a best estimate as at the date of preparing the financial statements and may change due to:

(a)	further work being performed by the IFRS project team; and

(b)	potential amendments to the Australian equivalents to the International Financial Reporting Standards (“AIFRSs”) and interpretations thereof being issued by the standard setters and the International Financial Reporting Interpretations Committee (“IFRIC”).

Classification of Financial Instruments

AASB 139 applies from 1 January 2005, meaning that the comparative period of 2004 is not required to be restated unlike the majority of other IFRS standards which require retrospective application. Under AASB 139 Financial Instruments: Recognition and Measurement, financial instruments will be required to be classified into one of five categories which will, in turn, determine the accounting treatment of the item. The classifications are loans and receivables – measured at amortised cost; financial assets held to maturity – measured at amortised cost; financial assets held for trading – measured at fair value with fair value changes charged to net profit or loss; financial assets available for sale – measured at fair value with fair value changes taken to equity and non-trading liabilities – measured at amortised cost. This will result in a change in the current accounting policy that does not classify financial instruments. Current measurement is at amortised cost, with certain derivative financial instruments not recognised on balance sheet. The future financial effect of this change in

UNAUDITED

accounting policy is not yet known as the classification and measurement process has not yet been fully completed.

Derivatives

Under AASB 139, recognition and measurement of all derivative financial instruments at fair value is required. Unless detailed hedge accounting requirements are met, movements in the fair value of derivative financial instruments must be taken to the profit and loss statement.

AASB 139 also introduces the concept of embedded derivatives and requires the identification, recognition and measurement of derivatives embedded within contracts that a company may enter. Embedded derivatives are required to be fair valued and movements reported in the profit and loss statement. Portman is currently reviewing contracts to determine the extent of any embedded derivatives.

Hedge Accounting

Under AASB 139 Financial Instruments: Recognition and Measurement, in order to achieve a qualifying hedge, the entity is required to meet the following criteria:

•	Identified the type of hedge – fair value or cash flow;

•	Identify the hedged item or transaction;

•	Identify the nature of the risk being hedged;

•	Identify the hedging instrument;

•	Demonstrate that the hedge has and will continue to be highly effective; and

•	Document the hedging relationship, including the risk management objectives and strategy for undertaking the hedge and how effectiveness will be tested.

Under the current accounting policy unrealised exchange gains and losses on specific hedges at balance date are deferred and recognised in the Statement of Financial Position and any unrealised exchange gains or losses on general hedges are included in the Statement of Financial Performance. Reliable estimation of the future financial effect of this change in accounting policy has not yet been measured. Portman has implemented new processes and procedures to meet the enhanced requirements for hedge accounting as at 1 January 2005.

Exploration and Evaluation

AASB 6 Exploration for and Evaluation of Mineral Resources is effective from 1 January 2005 and early adoption will not be permitted. The new standard requires entities to perform impairment testing on exploration and evaluation assets when facts and circumstances suggest that the carrying amount may be impaired. Impairment of exploration and evaluation assets is assessed at a cash generating unit or group of cash generating units level provided this is no larger than an area of interest.

UNAUDITED

NOTE 37:
INTERNATIONAL FINANCIAL REPORTING STANDARDS (CONTINUED)

Impairment of Assets

Under AASB 136 Impairment of Assets, the recoverable amount of an asset is determined as the higher of net selling price and value in use. This will result in a change in the current accounting policy which determines the recoverable amount of an asset on the basis of discounted cash flows. Under the new policy it is likely that impairment of assets will be recognised sooner and that the amount of any write-downs may be greater. It is expected that there will be no adjustment considered necessary for the consolidated entity opening balance as at 1 January 2004.

Share Based Payments

Under AASB 2 Share Based Payments, the Company will be required to determine the fair value of options issued to employees as remuneration and recognise an expense in the Statement of Financial Performance over the vesting period. This standard is not limited to options and also extends to other forms of equity based remuneration. It applies to all share–based payments issued after 7 November 2002 which have not vested as at 1 January 2005. Under the current accounting policy no amounts are recognised in the financial accounts in relation to equity based compensation schemes. It is expected that there will be no adjustment considered necessary for the consolidated entity opening balance as at 1 January 2004.

Income Taxes

Under AASB 112 Income Taxes, the Company will be required to use a balance sheet liability method which focuses on the tax effects of transactions and other events that affect amounts recognised in either the Statement of Financial Position or a tax-based balance sheet. The expected adjustment required in the consolidated entity opening balance sheet as a result of the adoption of this standard as at 1 January 2004 will result in a reduction in retained earnings.

Rehabilitation

Under AASB 137 Provisions, Contingent Liabilities and Contingent Assets, the Company will be required to recognise the full provision for rehabilitation, based on discounted future cash flows, at the date of transition to IFRS. A corresponding asset net of depreciation to the date of transition may qualify for recognition as part of development costs and be amortised together with development assets. The future financial effect of this change in accounting policy is not yet known.

UNAUDITED

NOTE 38:
SUBSEQUENT EVENTS

On March 31, 2005, Cliffs acquired approximately 68 percent of the outstanding shares of Portman. Through the close of the cash takeover offer on April 19, 2005, Cliffs acquired an additional 12 percent, increasing its ownership to approximately 80 percent of the outstanding shares of Portman. The consideration for each Portman share was $3.85 in cash.

On 31 January 2005 mining contractor Henry Walker Eltin Group Ltd (HWE) went into voluntary administration. Portman utilises the services of HWE for contract mining at its Koolyanobbing and Cockatoo Island Iron Ore projects. The Cockatoo Island Iron Ore project is an unincorporated joint venture between HWE and Portman. At the date of signing the financial statements Portman has not experienced any adverse impacts as a result of an administrator being appointed to HWE.

There has not been any other matter or circumstance that has arisen since the year-end that has affected or may significantly affect the operations of the Economic Entity, the results of those operations or the state of affairs of the Economic Entity in subsequent periods.

NOTE 39: GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA (U.S. GAAP)

The consolidated financial statements of Portman are prepared under generally accepted accounting principles in Australia (Australian GAAP), which differ in certain respects from U.S. GAAP. The material differences, as they apply to Portman’s financial statements, are as follows:

Income tax

Under Australian GAAP, tax effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognized in the financial statements and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit related to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realized.

Under U.S. GAAP, the balance sheet approach is applied whereby deferred income tax is provided on all temporary differences at balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

As a result of applying U.S. GAAP, mining interest acquired as a result of Portman purchasing the remaining shares in Koolyanobbing Iron Ore Ltd, which was treated as a permanent difference under Australian GAAP, is now tax effected under U.S. GAAP.

UNAUDITED

Rehabilitation

Under Australian GAAP, costs of rehabilitation work are provided for and treated as production costs. Costs are recognized prospectively over the life of mine based on production. The provision is to be applied against all rehabilitation costs, including reclamation, infrastructure removal and waste treatment.

Under U.S. GAAP, the costs of dismantling and removing an asset and restoring the site on which it is located is to be included as an element of asset cost with a corresponding provision being recorded. The asset and liability are initially recorded at their discounted value. The asset is then depreciated over its useful life and the provision is increased by the time value of money (accretion) up until the time of closure.

As a result of applying U.S. GAAP, an asset and corresponding provision has been booked for assets requiring removal and site restoration at the end of the mine life.

Hedging

Under Australian GAAP, unrealized foreign exchange gains and losses for specific hedges are deferred and recognized in the Statement of Financial Position for hedges that are effective and are expensed in the Statement of Financial Performance for hedges that are ineffective. The unrealized gain or loss is calculated with reference to the exchange rate ruling at the respective balance date.

Under U.S. GAAP, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge is recognized directly in equity and the ineffective portion is recognized in the income statement in relation to cash flow hedges (forward foreign currency contracts) to hedge firm commitments which meet the condition for hedge accounting. The calculation of the cash flow hedges is based on fair value.

As a result of applying U.S. GAAP, Portman has recorded its cash flow hedges at fair value as opposed to the spot rate ruling at balance date. Given no hedge documentation existed at the inception of the hedge relationship, all hedges are considered to be ineffective. Accordingly, fair value movement for the year ended 31 December 2004 has been recorded in the Statement of Financial Performance.

Embedded Derivative

Under U.S. GAAP, embedded derivatives that exist in long term contracts shall be separated from the host contract and accounted for as a derivative if the economic characteristics of the embedded derivative are not closely related to the economic characteristics and risks of the host contract. There is no equivalent standard under Australian GAAP.

Portman has a long term contract with the Esperance Port Authority whereby the interest on the infrastructure facilities is charged at a fixed rate over the life of the agreement. This is considered to be an embedded derivative that is not closely related to the underlying contract, namely the provision of infrastructure, in order to

UNAUDITED

enable the loading of iron ore into vessels at the port. Accordingly, the derivative has been measured at fair value with the difference recorded as an asset and against beginning retained earnings. The asset will be amortized to expense over the life of the contract.

Exploration

Under Australian GAAP, costs incurred during exploration related to an area of interest are accumulated. These costs are carried forward provided they are expected to be recouped through successful development, or by sale, or where exploration activities have not at balance date reached a stage to allow a reasonable assessment regarding the existence of economically recoverable reserves. Alternatively, exploration costs can be expensed as incurred. Portman’s policy is the former, which is to carry forward exploration expenses until a decision is made to abandon, in which case the costs are written-off. If a decision is made to exploit the reserves and develop the area of interest, the costs are carried forward and amortized over the life of the area of interest.

Under Cliffs’ accounting policies, exploration costs and development drilling are expensed as incurred.

As a result of applying Cliffs’ accounting policies to Portman, the carrying amount of exploration and development drilling costs have been written-off.

Deferred Waste

Portman’s accounting policy under Australian GAAP with regards to costs of waste stripping from mining areas in advance of mining ore is to defer and recognize costs in the Statement of Financial Position on a unit of ore production basis using medium term schedule projections of recoverable ore reserves and waste stripping for each pit. At December 31, 2004, Portman had deferred waste recorded in its Statement of Financial Position for two mining areas.

Under Cliffs’ accounting policy, in accordance with U.S. GAAP, waste stripping is expensed as incurred.

As a result of applying Cliffs’ accounting policy, the balance of deferred waste in the Statement of Consolidated Financial Position has been written-off.

Reconciliation

The following is a summary of the material adjustments to Portman’s net profit, shareholders’ equity and cash flows which would be required had the financial statements been prepared in accordance with U.S. GAAP for the year ended 31 December 2004:

UNAUDITED

(i) Reconciliation of Net Profit

Year ended
31 December
2004
(A$000)
Net Profit as stated under Australian GAAP	32,753

Adjustments to conform to International Financial Reporting Standards
Income tax	308
Rehabilitation	(650)

Subtotal adjustments	(342)

Net Profit under International Financial Reporting Standards	32,411

Adjustments to conform to U.S. GAAP
Hedging	(2,850)
Exploration	(1,887)
Deferred waste	(857)

Subtotal adjustments	(5,594)

Net Profit as stated under U.S. GAAP	26,817

(ii) Reconciliation of shareholders’ equity

Year ended
31 December
2004
(A$000)
Total equity as stated under Australian GAAP	169,027

Adjustments to conform to International Financial Reporting Standards
Income tax	(5,265)
Rehabilitation	(948)

Subtotal adjustments	(6,213)

Total equity as stated under International Financial Reporting Standards	162,814

Adjustments to conform to U.S. GAAP
Exploration	(11,720)
Deferred waste	(857)
Hedging	18,269
Embedded derivative	807

Subtotal adjustments	6,499

Total equity as stated under U.S. GAAP	169,313

UNAUDITED

Consolidated Cash Flow

The principal differences between the Statement of Cash Flows prepared under Australian GAAP and the objectives and principles set out in SFAS No. 95 “Statement of Cash Flows”, relate to the treatment of exploration costs and the consolidation of Portman’s interest in the Cockatoo Island Joint Venture.

Exploration

Exploration costs, capitalized and presented as a cash flow from investing activities in Portman’s Statement of Cash Flows, have been reclassified as a cash flow from operating activities in accordance with Cliffs’ accounting policy and U.S. GAAP.

Equity Interest

Portman has a 50 percent ownership in the Cockatoo Island Joint Venture. The Joint Venture is unincorporated with the other joint venture partner, HWE, owning the remaining 50 percent interest. The joint venture was formed to conduct mining operations which includes mine development, mine operation and rehabilitation work at the end of the mine life. The joint venture partners receive their share of output, ore produced, from the joint venture. The ore produced is sold by each participant outside the joint venture agreement.

Under Australian GAAP, the Cockatoo Island Joint Venture can either be proportionately consolidated or accounted for under the equity method. Under U. S. GAAP, joint ventures are accounted for under the equity method.

As a result of applying U.S. GAAP, the Cockatoo Island Joint Venture, which is proportionately consolidated in Portman’s accounts, has been adjusted under the equity method.

The following is the U.S. GAAP cash flow data for the year ended December 31, 2004:

(iii) Consolidated statement of cash flows

Year ended
31 December
2004
(A$000)

Cash Flows from Operating Activities	30,540

Cash Flows from Investing Activities	(41,032)

Cash Flows from Financing Activities	(15,967)

Net Decrease in Cash and Cash Equivalents	(26,459)
Cash and Cash Equivalents at the Beginning of the Year	44,212

Cash and Cash Equivalents at the End of the Year	17,753